As filed with the Securities and Exchange Commission on March 29, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________

FORM S-8

Registration Statement
under
The Securities Act of 1933

_______________________________

HOUSTON WIRE & CABLE COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	34-4151663 (I.R.S. employer identification no.)

10201 North Loop East

Houston, Texas 77029
(Address of principal executive offices, including zip code)

HOUSTON WIRE & CABLE COMPANY 2017 STOCK PLAN

HOUSTON WIRE & CABLE COMPANY NONEMPLOYEE DIRECTORS’
DEFERRED COMPENSATION PLAN

(Full title of the plan)

Nicol G. Graham
Chief Financial Officer, Treasurer and Secretary
Houston Wire & Cable Company
10201 North Loop East
Houston, Texas 77029
(Name and address of agent for service)

(713) 609-2100
(Telephone number, including area code, of agent for service)

With a copy to:

Robert J. Minkus
Schiff Hardin LLP
233 South Wacker Drive, Suite 6600
Chicago, Illinois 60606
(312) 258-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $.001 per share
Houston Wire & Cable Company 2017 Stock Plan	1,000,000	$7.13	$7,130,000
Houston Wire & Cable Company Nonemployee Directors’ Deferred Compensation Plan	300,000	$7.13	$2,139,000
Total:	1,300,000	$7.13	$9,269,000	$1,154
Interests in the Plan	(3)	(3)	(3)	(3)

(1)	Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of $7.125 per share, the average of the high and low sales prices of the Common Stock reported on the NASDAQ Stock Market on March 23, 2018.
(3)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the Plan for which no separate fee is required.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Houston Wire & Cable Company (the “Registrant”) are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017;
(b)	All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2017; and
(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-132703), as incorporated by reference to the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 12, 2006.

All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the “Delaware Law”) allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Company's certificate of incorporation contains a provision which eliminates directors' personal liability as set forth above.

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The Company's certificate of incorporation and bylaws provide in effect that the Company shall indemnify its directors and officers to the full extent permitted by the Delaware Law. Section 145 of the Delaware Law provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the Delaware Law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

Subsection (b) of Section 145 of the Delaware Law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 further provides that to the extent that a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made by (1) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

The Company has in effect insurance policies for general officers’ and directors’ liability insurance covering all of the Company’s officers and directors.

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Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1	Amended and Restated Certificate of Incorporation of Houston Wire & Cable Company (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-132703).
4.2	Amended and Restated By-Laws of Houston Wire & Cable Company (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed on May 11, 2012.
4.3	Houston Wire & Cable Company 2017 Stock Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed on August 8, 2017).
4.4	Houston Wire & Cable Company Nonemployee Directors’ Deferred Compensation Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed on December 14, 2017).
5	Opinion of Schiff Hardin LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Schiff Hardin LLP (contained in the Opinion filed as Exhibit 5).
24	Powers of Attorney (contained on the signature pages hereto).
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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of March, 2018.

HOUSTON WIRE & CABLE COMPANY (Registrant)
By:	/s/ Nicol G. Graham Nicol G. Graham Chief Financial Officer, Treasurer and Secretary

Each person whose signature appears below appoints James L. Pokluda III and Nicol G. Graham or any one of them, as such person’s true and lawful attorneys to execute in the name of each such person, and to file, any pre-effective or post-effective amendments to this Registration Statement that any of such attorneys shall deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this Registration Statement, which amendments may make such changes in such Registration Statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the Company made in connection with this Registration Statement; and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ James L. Pokluda III James L. Pokluda III	President, Chief Executive Officer and Director (Principal Executive Officer)	March 26, 2018
/s/ Nicol G. Graham Nicol G. Graham	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	March 26, 2018

/s/ William H. Sheffield William H. Sheffield	Chairman of the Board	March 26, 2018

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/s/ Michael T. Campbell Michael T. Campbell	Director	March 26, 2018

/s/ Roy W. Haley Roy W. Haley	Director	March 26, 2018
/s/ Mark A. Ruelle Mark A. Ruelle	Director	March 26, 2018
/s/ G. Gary Yetman G. Gary Yetman	Director	March 26, 2018

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The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the Houston Wire & Cable Company Nonemployee Directors’ Deferred Compensation Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of March, 2018.

HOUSTON WIRE & CABLE COMPANY NONEMPLOYEE DIRECTORS’ DEFERRED COMPENSATION PLAN By: /s/ G. Gary Yetman Name: G. Gary Yetman Title: Chairman, Compensation Committee

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